AWAD ASSET MANAGEMENT, INC.
                                 CODE OF ETHICS

I. STATEMENT OF GENERAL POLICY

Awad Asset Management ("Awad", "we" or "us") is a registered investment adviser and acts as investment manager or adviser to clients including registered investment companies. In this capacity, we serve as fiduciaries and owe our Clients an undivided duty of loyalty. We must avoid even the appearance of a conflict that may compromise the trust Clients have placed in us and must insist on strict adherence to fiduciary standards and compliance with all applicable federal and state securities laws.

The specific provisions and reporting requirements of this Code of Ethics governs the personal securities trading of Awad employees. The purpose of these guidelines is to ensure that Employees of Awad will not benefit improperly from advance knowledge of actual or probable Awad activity in a security. The guidelines are based on the general principle that Employees must conduct their personal trading activities in a manner which avoids both actual and potential conflicts of interest with clients of Awad.

II. DEFINTIONS

ACCESS PERSON. The term "access person" means any director, officer, or advisory person of Awad Asset Management, Inc. ("Awad").

ADVISORY PERSON. The term "advisory person" of Awad means (a) any employee of Awad (or of any company in a control relationship to Awad) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security in a client account, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to Awad who obtains information concerning recommendations made to a client with regard to the purchase or sale of a security. "Advisory Person" includes any investment person of Awad.

BENEFICIAL OWNERSHIP. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. "Beneficial ownership" includes accounts of a spouse, child, parent, sibling resident in the access person's home, as well as accounts of another person if by reason of any contract, understanding, relationship, agreement or other arrangement the access person obtains therefrom benefits substantially equivalent to those of ownership. Access person should contact the designated compliance officer regarding any questions they have concerning what constitutes beneficial ownership.

                                                                 Approved 2/5/04
                                                                      Rev 3/1/05
                                       1

BUY OR SELL PROGRAM. A "buy or sell program" is a planned program for the purchase or sale of a security for at least 10% of accounts in a particular Awad objective. Buy or sell programs may be completed in one day, or they may extend for two or more days.

CONTROL.  The term  "control  shall  have the same  meaning as that set forth in
     Section 2(a)(9) of the Investment Company Act of 1940. A natural person shall be presumed not to be a "control person for this purpose, unless a contrary determination is made by the SEC.

CONTROLLED ACCOUNT. A "controlled account" is a brokerage account in which an employee has a beneficial ownership interest, or for which an employee has discretionary authority (e.g., trustee of a trust account).

CONVERTIBLE SECURITY. For purposes of these Guidelines, a "convertible security" e.g., convertible bond, convertible preferred stock, shall include the underlying common stock to which it can be converted.

DESIGNATED COMPLIANCE  OFFICER.  The term "designated  compliance officer" shall mean the Awad officer(s) designated by Awad's President as being responsible for receiving reports or notices and performing such other duties as required by this Code of Ethics.

EMPLOYEE SECURITY TRANSACTION. An "employee security transaction" is any purchase or sale of securities for (1) a "Controlled Account" or (2) a "Family Member Account".

FAMILY MEMBER. A "family member" is an employee's immediate family - spouse, child, parent, sibling - sharing the same household.

IMMEDIATE FAMILY MEMBER ACCOUNT. A "family member account" is a brokerage account of a member of an employee's immediate family - spouse, child, parent, sibling - sharing the same household.

INVESTMENT COMPANY. The term "investment company" means a company registered as such under the Investment Company Act of 1940 and for which Awad is the investment adviser.

INVESTMENT PERSON. An "investment person" is any portfolio manager, research analyst, securities trader, or portfolio reviewer of Awad.

LARGE ORDER. A "large order" is either a single order or a block (aggregated) order for the purchase or sale of a security amounting to 5,000 or more shares of a stock or 1,000 bonds.

PRIVATE PLACEMENT. "Private Placement" means a limited offering exempt from registration pursuant to Rules 504, 505 or 506 or under Section 4(2) or 4(6) of the Securities Act of 1933.

PURCHASE OR SALE OF A SECURITY. "Purchase or sale of a security" includes, inter alia, the writing of an option to purchase or sell a security.

SECURITY. "Security" includes stock, notes, bonds, debentures, private placement securities and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, registered open-end investment companies (mutual funds), investment contracts, and all derivative instruments, such as options and warrants. Security also includes futures and options on futures Any questions as to whether a particular investment constitutes a "security" should be referred to the

                                                                 Approved 2/5/04
                                                                      Rev 3/1/05
                                       2
     designated compliance officer.

III. PROHIBITED ACTS

A.   ALL EMPLOYEES

1. DISCLOSURE OF CONFIDENTIAL INFORMATION. Employees are prohibited from revealing information relating to the investment intentions, activities or portfolios of Advisory Clients except to persons whose responsibilities require knowledge of the information or to regulatory authorities who have appropriate jurisdiction with respect to such matters.

2. GIFTS AND ENTERTAINMENT. Employees are prohibited from soliciting, accepting or giving of gifts or gratuities, except for gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100 a year) and customary business lunches, dinners, entertainment (e.g., sporting events), and promotional items (e.g., pens, mugs, T-shirts). If a Person receives any gift that might be prohibited under this Code, that person promptly must inform the Compliance Officer.

3. TAKING ADVANTAGE OF CORPORATE OPPORTUNITIES. Employees are prohibited from taking personal advantage of any opportunity properly belonging to the Advisory Clients. This includes, but is not limited to, acquiring Securities for one's own account that would otherwise be acquired for Advisory Clients.

4. USING POSITION OR INFLUENCE FOR PERSONAL BENEFIT AT EXPENSE OF CLIENTS. Employees are prohibited from causing or attempting to cause an Advisory Client to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Awad Employee.

5. OUTSIDE BUSINESS ACTIVITIES. Outside business activities must be disclosed to the Compliance Officer. These include, but are not limited to, being appointed an officer or director of a public or private company, any activity where compensation is received, or the making of a private investment. Written approval will be required to satisfy regulatory requirements.

6. HEDGE FUNDS, INVESTMENT PARTNERSHIPS, INVESTMENT CLUBS. No employee shall participate in an investment partnership without first being approved by the Compliance Officer. If approval is granted the employee must arrange to have periodic statements sent to compliance.

7. PERSONAL SECURITY TRANSACTIONS (INCLUDING IMMEDIATE FAMILY MEMBERS)

(a) No Employee shall conduct a transaction while in possession of "INSIDE" MATERIAL NONPUBLIC INFORMATION regarding the Security or the issuer of the Security;

(b) No Employee shall purchase any securities in an INITIAL PUBLIC OFFERING (other than a new offering of a registered open-end investment company).

                                                                 Approved 2/5/04
                                                                      Rev 3/1/05

(c) No Employee shall enter into a transaction intended to raise, lower, or maintain the price of any Security or to create a FALSE APPEARANCE OF ACTIVE TRADING.

(d) No ACCESS PERSON may buy any "Security" on any day for which Awad (i) either has a buy program in place or is actively considering a buy program or (ii) is executing a large purchase order. The restriction on employee purchases of such securities shall continue through the end of the day when the buy program is completed, discontinued, or dropped from active consideration; or when the large purchase order is executed.

(e) No ACCESS PERSON may sell any "Security" on any day for which Awad (i) either has a sell program in place or is actively considering a sell program or (ii) is executing a large sale order. The restriction on employee sales of such securities shall continue through the end of the day when the sell program is completed, discontinued, or dropped from active consideration, or when the large order is executed.

(f) No ACCESS PERSON may purchase a Security within 60 CALENDAR DAYS of the sale of that Security (or an Equivalent Security), and any sale of a Security within 60 CALENDAR DAYS of the purchase of the Security (or an Equivalent Security) if the transaction would result in a profit. Only in instances where an access person agrees to give up all profits from such transaction to a charitable organization designated by Awad would the transaction be allowed. (* Does not apply to transactions involving RJF Stock)

(g) No Employee may purchase and redeem shares of the same Mutual Fund within 60 CALENDAR DAYS.

(h) ANY OTHER TRANSACTION deemed by the Pre-Clearance Officer to involve a conflict of interest, possible diversion of corporate opportunity, or an appearance of impropriety.

B.   INVESTMENT PERSONNEL

     1. IPO ALLOCATION POLICY Portfolio Managers and traders must comply with the Statement of General Policy Regarding IPO Allocations, which is attached as Appendix A to this Code. In general, the policy prohibits improper actions taken in order to obtain greater access to Initial Public Offerings ("IPO's"). Portfolio managers and traders should not purchase or commit to purchase from certain brokers additional shares of an IPO in the immediate after-market trading in order to obtain larger IPO allocations. Portfolio managers and traders should not engage in excessive trading or increase portfolio turnover in order to obtain larger IPO allocations by generating more commission business for brokers that provide access to IPOs.

                                                                 Approved 2/5/04
                                                                      Rev 3/1/05

     2. SERVICING AS A DIRECTOR In addition to the disclosure requirements detailed in Section III A. 5 above, Investment Persons may not serve on the board of directors of a publicly-traded company not affiliated with Awad absent prior written approval by the Compliance Officer. This approval rarely will be granted and, if granted, normally will require that the relevant Investment Person be isolated, through "Chinese Wall" or other procedures, from those making investment decisions related to the issuer on whose board the Investment Person sits.


C. PORTFOLIO MANAGER

     1. SEVEN DAY BLACK- OUT PERIOD. A Portfolio Manager may not purchase or sell a security for his/her personal account or controlled account within seven calendar days, either preceding or subsequent thereto, of a purchase or sale program, or a large order, for the same security initiated by the Portfolio Manager. For example, if the Portfolio Manager initiates and completes a buy program for his or her advisory accounts on June 1, June 9 is the first day the Portfolio Manager may trade that security for a personal or controlled account.

     2. CONTRARY TRADES. Portfolio managers who trade contrary to his Awad buy or sell program activity in a security within seven calendar days before or after the conclusion of Awad's activity must submit a memo to Awad's Compliance Officer or his designee explaining the decision to buy/sell contrary to Awad activity.

IV. PRE-CLEARANCE:

A.  TRANSACTIONS REQUIRING PRE-CLEARANCE:

     I. ALL EMPLOYEES: (INCLUDING IMMEDIATE FAMILY MEMBERS)

     Any transaction involving an open end registered investment company (mutual fund) WHERE AWAD IS AN ADVISER TO THE FUND OR IS AFFILIATED WITH THE FUND UNLESS done as part of a periodic investment (including 401k plans) or redemption plan (i.e. systematic withdrawal). Allocations for these periodic investments or redemptions must have INITIAL PRE-CLEARANCE. Any ALLOCATION CHANGES or TRANSACTIONS outside of a previously approved periodic investment or redemption plan must also receive pre-clearance. PRE-CLEARANCE IS NOT NECESSARY FOR TRANSACTIONS INVOLVING A MONEY MARKET MUTUAL FUND OR MUTUAL FUNDS THAT ARE NOT AFFILIATED WITH AWAD OR ADVISED BY AWAD.

     II. ACCESS PERSONS AND INVESTMENT PERSONS: (INCLUDING IMMEDIATE FAMILY MEMBERS)

     In addition to the pre-clearance requirement above, and subject to the exemptions below, each person shall pre-clear trades in all other securities (see definition of "Securities" in Section II) *Please note that hedge funds, private placements and limited partnerships are included in the definition of

                                                                 Approved 2/5/04
                                                                      Rev 3/1/05
                                       5
security. If unsure whether an instrument is considered a security contact the compliance officer for guidance.

B. TRANSACTIONS EXEMPT FROM PRE-CLEARANCE:

     (1) Purchases or sales in any account over which the access person has no direct or indirect influence or control.

     (2) Purchases or sales which are non-volitional on the part of either the access person or an investment company.

     (3) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     (4) Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities.

     (5) Options on a broad-based, publicly traded market basket or index of stocks (the S&P 500 index); covered-call options on underlying securities presently held in employee personal accounts; repurchase agreements and U.S. Government Securities; Raymond James Financial stock; securities purchased as part of an automatic dividend reinvestment plan; certificates of deposit; and other securities determined to be "riskless" by Compliance.

C. PRE-CLEARANCE PROCEDURES:

     A trade preclearance request will be submitted via a preclearance request form (see Appendix I) or via phone to Trader / Compliance officer at Awad. Decisions will be logged and initialed by the Trader / Compliance Officer, or designee, in the preclearance log book. The Trader / Compliance officer will respond via email or phone to the person making the request with the approval or denial. Employees can not enter a trade order until approval is granted.

     Access Persons and Investment Persons must preclear all personal "Security" transactions for both Controlled Accounts and Family Member Accounts. If a restriction applies, the proposed transaction will not be allowed. If no restriction applies, the transaction will be approved. Trade preclearance approvals are only valid for that day in which approval is granted.

     (a) If a purchase transaction is approved, as described above, and Awad subsequently initiates a buy program, or executes a large purchase order, for the same security on the same day, the employee must immediately sell the security in question. Any pretax profit from the subsequent sale transaction will be paid into Awad's error account,

                                                                 Approved 2/5/04
                                                                      Rev 3/1/05
                                       6
          and any loss will be borne by the employee.

     (b) If a sale transaction is approved, as described above, and Awad subsequently initiates a sale program, or executes a large sale order, for the same security on the same day, the employee must immediately buy back the security in question. Any pretax profit from the subsequent purchase transaction will be paid into Awad's error account, and any loss will be borne by the employee.

     (c) Amounts paid into Awad's error account under (a) and (b) above will be contributed annually to a charity selected by Awad.

 V. REPORTS.

     A.   NON-EMPLOYEE DIRECTORS:

     Non-employee directors of Awad are not subject to the restrictions and preclearance requirements of the Code, provided they have no knowledge of pending or current Awad program trading activity in the securities they are trading. Such directors must provide an annual certification that with respect to all security transactions during the preceding year, the director was not aware of any Awad program activity relating to the security in question when the transaction was effected.

     B. EMPLOYEES, ACCESS PERSONS AND INVESTMENT PERSONS: (INCLUDING IMMEDIATE FAMILY MEMBERS)

     Aside from the Exemptions outlined in Section VI below, the following reporting requirements apply to Employees, Access Persons and Investment Persons.

1. INITIAL HOLDINGS REPORT Any person who becomes an Employee, Access Person or Investment Person of Awad must submit, within 10 days of becoming such designation, an Initial Holdings Report (see Appendix K) listing all securities that he or she holds in an investment account. The Report will be sent by (and should be returned to) the Pre-Clearance Officer.

2. QUARTERLY TRANSACTION REPORTS Every Employee, Access Person and Investment Person must arrange for the Compliance Officer to receive directly from the broker, dealer, mutual fund company or bank in question, duplicate copies of each confirmation and periodic statement for any Securities Transaction during the quarter in an investment account. All copies must be received no later than 10 days after the end of the calendar quarter.

Each confirmation or statement must disclose the following information:

     1.   the date of the transaction;
     2.   the title (and interest rate and maturity date, if applicable);

                                                                 Approved 2/5/04
                                                                      Rev 3/1/05
                                       7

     3.   the number of shares and principal amount;
     4.   the nature of the transaction (e.g., purchase, sale);
     5.   the price of the Security; and
     6. the name of the broker, dealer, fund company or bank through which the trade was effected.

     If an Employee is not able to arrange for duplicate confirmations and statements to be sent that contain the information required above, the Employee promptly must submit Quarterly Transaction Reports within 10 days after the completion of each calendar quarter to the Compliance Officer. In accordance with Raymond James Financial corporate policy, all employee brokerage accounts must be maintained with Raymond James Brokerage. All persons opening or maintaining a brokerage account outside of Raymond James must receive written permission from the Compliance Officer.

3. ANNUAL HOLDINGS REPORT Each Employee, Access Person and Investment Person must submit an Annual Holdings Report (see Appendix K) with attached statement listing all securities in an investment Account. The information in the Annual Holdings Report must be current as of a date no more than 30 days before the report is submitted. The annual holdings report must contain the following information:

     (i) The name of any broker, dealer, mutual fund company or bank with whom the access person maintains an account in which any securities are held for the direct or indirect benefit of the access person;
     (ii) The date that the report is submitted by the access person.

VI. EXEMPTION, DISCLAIMERS, AND AVAILABILITY OF REPORTS

     A.   EXEMPTIONS FROM REPORTING REQUIREMENTS

     1. Securities Transactions involving the following circumstances or Securities are exempt from Section IV and V reporting requirements: (1) neither the Access Person nor an Immediate Family Member had any direct or indirect influence or control over the transaction; (2) Securities directly issued by the U.S. Government; (3) bank certificates of deposits; (4) Mutual Fund or Registered Investment Companies that are not affiliate with Awad or advised by Awad. (5) other Securities as may from time to time be designated in writing by the Code of Ethics Review Committee based on a determination that the risk of abuse is minimal or non-existent.

     2. Notwithstanding the provisions of Section V-B2. above, no Employee shall be required to make a Quarterly Transaction Report where such report would duplicate information recorded by Awad pursuant to Rule 204-2(a) of the Investment Advisers Act of 1940.

                                                                 Approved 2/5/04
                                                                      Rev 3/1/05
                                       8

     B. DISCLAIMERS

         Any report of a Securities Transaction for the benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the Report relates.

     C. AVAILABILITY OF REPORTS

         All information supplied pursuant to this Code may be available for inspection by the President of Awad, the Code of Ethics Review Committee, the Compliance Officer, the Pre-Clearance Officer, the Access Person's department manager (or designee), any party to which any investigation is referred by any of the foregoing, the Securities and Exchange Commission, any self-regulatory organization of which Awad is a member, and any state securities commission with appropriate jurisdiction.

VII.     CODE OF ETHICS REVIEW COMMITTEE

         The Code of Ethics Review Committee shall investigate material Code violations or suspected violations of the Code and, as appropriate, take such actions as necessary or prescribed in the personal trading violation sanctions guidelines. The Committee also shall review the Code at least once a year, in light of legal and business developments and experience in implementing the Code. Members of the Committee consist of Awad's President and Chief Operating Officer, Corporate Counsel, Treasurer, Portfolio Management Representative and Chief Compliance Officer.

Employees who either willfully or negligently violate the provisions of the Code may be subject to any or all of the following sanctions: Formal Written Warning and Written Reprimand (with copy to supervisor and personnel file), Bans on Personal Trading, Monetary Penalty, Disgorgement of Trading Profits, Suspension or Termination. The Code of Ethics Review Committee is charged with the responsibility of conducting informational hearings, assessing mitigating factors, and imposing sanctions consistent with the Code's Sanction Guidelines.



Awad Code of Ethics Personal Trading Violation Sanctions Matrix

--------------------------------------------------------------------------------
SANCTIONS APPLICABLE TO EMPLOYEES:
--------------------------------------------------------------------------------
VIOLATION                                       SANCTION GUIDELINE+ *
--------------------------------------------------------------------------------
*Commission of a Prohibited Act not             1st  Offense  or more:  Monetary
otherwise specifically addressed in             penalty, freeze trading accounts
this Code section                               for 30-90 days and/or suspension
                                                or termination
--------------------------------------------------------------------------------

                                                                 Approved 2/5/04
                                                                      Rev 3/1/05

--------------------------------------------------------------------------------
No broker statements or confirms                1st  Offense:   Written  warning
on file or no evidence that                     2nd Offense:(after 30 days of no
duplicate statements have been                  action) Written reprimand and/or
requested                                       monetary penalty
                                                3rd Offense:(after 60 days of no
                                                action) Monetary penalty, freeze
                                                trading  accounts for 30-90 days
                                                and/or suspension or termination

--------------------------------------------------------------------------------
*Trading without receiving                      1st Offense: Written warning
appropriate pre-clearance or                    2nd Offense:  Written  reprimand
trading outside the approval                    and/or monetary penalty
period                                          3rd Offense (or more):  Monetary
                                                penalty, freeze trading accounts
                                                for 30-90 days and/or suspension
                                                or termination
--------------------------------------------------------------------------------
*Trading   after  being   denied                1st  Offense  or more:  Monetary
approval                                        penalty, freeze trading accounts
                                                for 30-90 days and/or suspension
                                                or termination
--------------------------------------------------------------------------------
Failure  to file an  Initial  or                1st  Offense:  (not filed within
Annual   Holdings   Report                      10 days) Written warning
                                                2nd Offense:(not filed within 10
Failure to file an Annual Code                  days on more  than one  occasion
Acknowledgement and Certification Form          or not and filed within 30 days)
                                                Written     reprimand     and/or
                                                monetary penalty
                                                3rd Offense:(not filed within 10
                                                days on more than two  occasions
                                                or not  filed  within  60  days)
                                                Monetary penalty, freeze trading
                                                accounts  for 30-90 days  and/or
                                                suspension/termination
--------------------------------------------------------------------------------
Violation   of  the   Gift   and                1st  Offense:  Written  warning.
Entertainment     Policy.                       Return   of   the    gift,    or
                                                reimbursement       of       the
                                                unauthorized       entertainment
                                                expense, to the donor/payer.
                                                2nd Offense:  Written  reprimand
                                                and/or monetary penalty.  Return
                                                of the gift,  or  reimbursement,
                                                as outlined above.
                                                3rd Offense:
                                                Monetary      penalty     and/or
                                                suspension    or    termination.
                                                Return or reimbursement.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SANCTIONS APPLICABLE TO ACCESS PERSONS (IN ADDITION TO ALL SANCTIONS APPLICABLE TO EMPLOYEES):
--------------------------------------------------------------------------------
VIOLATION                                       SANCTION GUIDELINE+ *
--------------------------------------------------------------------------------
*Selling  a  security  within 60                1st offense:  Written  Reprimand
days of a  purchase  of the same                and/or Monetary Penalty
security   or    purchasing    a                2nd or more  offenses:  Monetary
security  within  60 days of the                Penalty, Freeze Trading accounts
sale   of  the   same   security                for 30-90 days and/or Suspension
resulting in a profit.                          /Termination
--------------------------------------------------------------------------------
Serving   on  the   Board  of  a                1st offense:  Written  Reprimand
publicly-traded  company without                and/or Monetary Penalty
prior written consent                           2nd or more  offenses:  Monetary
                                                Penalty, Freeze Trading accounts
                                                for 30-90 days and/or Suspension
                                                /Termination
--------------------------------------------------------------------------------
SANCTIONS APPLICABLE TO PORTFOLIO MANAGERS (IN ADDITION TO ALL SANCTIONS APPLICABLE TO EMPLOYEES AND ACCESS PERSONS):
--------------------------------------------------------------------------------
VIOLATION                                       SANCTION GUIDELINE+ *
--------------------------------------------------------------------------------
* Trading within the 7 day blackout period      1st  offense  or more  offenses:
                                                Monetary Penalty, Freeze Trading
                                                accounts  for 30-90 days  and/or
                                                Suspension/Termination
--------------------------------------------------------------------------------

                                                                 Approved 2/5/04
                                                                      Rev 3/1/05
                                       10

* Includes Disgorgement of Trading Profits

+ The Code of Ethics Review Committee will take into consideration any mitigating circumstances when applying sanctions

The Compliance Administrator will arrange for a meeting of the Code of Ethics Review Committee in cases where a violation has occurred and the guidelines suggest a monetary penalty, written reprimand or more serious action.

The following schedule details the monetary penalties that may be applied for each offense.

AVP and Staff-  $100-$500    Senior Vice President           - $1,000-$2,500
Vice President- $500-$1,000  Managing Director and above     - $2,500-$5,000 +


VIII. OTHER GUIDELINES

     As employees of Raymond James Financial, Inc., Awad employees are expected to comply with all guidelines set forward by Raymond James Financial, Inc. in regard to personal transactions.

IX.COMPLIANCE

     In order to facilitate compliance with these guidelines, all access persons must supply a copy of the confirm (or have duplicate confirms sent) on ALL trades to the Chief Compliance Officer or his designee within one business day, or as soon as may be practical, after the trade date of such transaction. All employees must also arrange to have duplicate confirms of Mutual Fund transactions forwarded to the Chief Compliance Officer. If an employee opens a new brokerage account, either at Raymond James & Associates, Inc. or an unaffiliated firm, he or she must immediately advise the Chief Compliance Officer or his designee.

X. RECORD KEEPING

     Awad must keep copies of the code of ethics, records of violations of the code and actions taken as a result of the violations, and copies of each employee's written acknowledgment of receipt of the code. Awad must keep a record of the names of access persons, the holdings and transaction reports made by access persons, and records of decisions approving access persons' personal trading. All these records are retained for five years with the most recent two years in an easily accessible place, in an appropriate office of the investment adviser

                                                                 Approved 2/5/04
                                                                      Rev 3/1/05

APPENDIX I

                           TRADE AUTHORIZATION REQUEST

(1) Name of person requesting authorization:
                                            ------------------------------------

(2) Name security:
                   -------------------------------------------------------------

(3)  Maximum  # of shares  or units to be  purchased  or sold or amount of bond:

     ---------------------------------------------------------------------------

(4)  Check if applicable:      Purchase     Sale
                          ----          ----
(5)  Do you possess material nonpublic information regarding the security or the
     issuer of the security?     Yes       No
                             ----      ----

(6)  To your  knowledge,  are the securities (or  equivalent  securities)  being
     considered for purchase or sale by any Advisory Client?     Yes       No
                                                             ----      ----

(7) Are the securities being acquired in an Initial Public Offering?
        Yes       No
    ----      ----

(8)  Are the securities being acquired in a Private Placement?     Yes       No
                                                               ----      ----

(9) If you are a Portfolio Manager, has any account you managed purchased or sold these securities (or equivalent securities) within the past seven calendar days or do you expect the account to purchase or sell these securities (or equivalent securities) within seven calendar days after your
     purchase or sale?     Yes       No
                       ----      ----

(10) Have you or any account covered by the Code's pre-authorization provisions purchased or sold these securities (or equivalent securities) in the prior
     60 days?     Yes       No
              ----      ----

     I have read the currently effective Code of Ethics, and believe that the proposed trade complies fully with the requirements of the Code.


                                                                 Approved 2/5/04
                                                                      Rev 3/1/05
                                       12

                                                --------------------------------
                                                Signature

                                                --------------------------------
                                                Print Name
Authorized:
             ------------------------------
Date:
             ------------------------------

APPENDIX J
                           EMPLOYEE BROKERAGE ACCOUNTS

The compliance Department is updating its records for monitoring employee trading. Please fill out the following and return.

Do you, personally or as a trustee of an account, or any family members, as described in the Awad Code of Ethics, have any OUTSIDE brokerage accounts?
Yes     No
   ----   ----
IF YES, please list the name of the brokerage house, name on the account, your relationship to the account and account number for each.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Do you, personally, as trustee or as beneficiary of an account, or any family members, as described in the Awad Code of Ethics, have any Raymond James accounts?

Yes     No
   ----   ----

IF YES, please list all account numbers, name on the account, your relationship to the account and approximate date each account was opened.


ACCOUNT #         NAME(S) ON ACCOUNT                             RELATIONSHIP
---------         ------------------                             ------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                 Approved 2/5/04
                                                                      Rev 3/1/05
                                       13

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                                    --------------------------------------------
                                    Name (Please Print)

                                    --------------------------------   ---------
                                    Signature                          Date

APPENDIX K              REPORT OF SECURITIES HOLDINGS


Person:                       Initial or Annual Report? (Circle one)
       -------------------

As required by Rule 17j-1 and Awad's Code of Ethics, the following is my statement of securities holdings for which I may have a direct or indirect beneficial interest. As described in the Awad Code of Ethics, this includes the securities holdings of myself, family members (spouse, minor child, or related adult living in the same household as myself) and the securities holdings of a Trust in which I am Trustee or in which I have a beneficial interest.

1) For securities holdings that are held in brokerage accounts, please list the name of the brokerage house, the name on the account, relationship to you, and the account number for each.

        PLEASE ATTACH THE MOST RECENT MONTHLY STATEMENT FOR EACH ACCOUNT.

BROKERAGE FIRM     NAME OF ACCOUNT            RELATIONSHIP        ACCOUNT NUMBER

--------------     ---------------------      --------------      --------------
--------------     ---------------------      --------------      --------------
--------------     ---------------------      --------------      --------------
--------------     ---------------------      --------------      --------------

2) For securities holdings that are not held in brokerage accounts which are held in physical form, including Hedge Funds and Private Placements please list:

SHARES       NAME OF ISSUER / FUND    REGISTERED IN THE NAME OF:    RELATIONSHIP

---------    ------------------       -----------------------       -----------
---------    ------------------       -----------------------       -----------
---------    ------------------       -----------------------       -----------
---------    ------------------       -----------------------       -----------



                                                                 Approved 2/5/04
                                                                      Rev 3/1/05
                                       14

         Please attach additional sheets, if necessary.

3) I ___do/____ do not have any securities holdings that I am required to report pursuant to the requirements as stated above.

 Signature:                                 Date:
            ------------------------              ---------------

                           AWAD ASSET MANAGEMENT, INC.
                           ---------------------------

                    POLICY AND PROCEDURES ON INSIDER TRADING
                    ----------------------------------------



SECTION I.         POLICY STATEMENT ON INSIDER TRADING


A.       Policy Statement on Insider Trading

         Awad Asset Management, Inc. forbids any employee from trading, either personally or on behalf of others (such as, mutual funds and private accounts managed by Awad Asset Management, Inc.), based on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." Awad Asset Management's policy applies to every employee and extends to activities within and outside their duties at Awad Asset Management, Inc. Every employee must read and retain this policy statement. Any questions regarding Awad Asset Management's policy and procedures should be referred to the Compliance Administrator.

         The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others.

         While the law concerning insider trading is not static, it is generally understood that the law prohibits:

         1)       trading  by  an  insider   while  in  possession  of  material
                  nonpublic information, or

         2) trading by a non-insider, while in possession of material nonpublic information where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

         3)       communicating material nonpublic information to others.


                                                                 Approved 2/5/04
                                                                      Rev 3/1/05
                                       15

         The elements of insider trading and the penalties for such unlawful conduct are discussed below. If, after reviewing this policy statement, you have any questions you should consult the Compliance Administrator.

1.       Who is an Insider?

         The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, Awad Asset Management, Inc. may become a temporary insider of a company it advises or for which it performs other services. According to the Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.


2.       What is Material Information?

         Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

         Material information need not be derived directly from the company whose securities are at issue. For example, in Carpenter v. U.S., 108 U.S. 316
(1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

3.       What is Nonpublic Information?

         Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

                                                                 Approved 2/5/04
                                                                      Rev 3/1/05
                                       16

4.       Bases for Liability

         i.        Fiduciary Duty Theory

         In 1980, the Supreme Court found that there is no general duty to disclose before trading on material nonpublic information, but that such a duty arises only where there is a fiduciary relationship. That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will disclose any material nonpublic information or refrain from trading. Chiarella v. U.S., 445 U.S. 22 (1980).

         In Dirks v. SEC, 463 U.S. 646 (1983), the Supreme Court stated alternate theories under which non-insiders can acquire the fiduciary duties of insiders: they can enter into a confidential relationship with the company through which they gain information (e.g., attorneys, accountants), or they can acquire a fiduciary duty to the company's shareholders as "tippees" if they are aware or should have been aware that they have been given confidential information by an insider who has violated his fiduciary duty to the company's shareholders.

         However, in the "tippee" situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly, from the disclosure. The benefit does not have to be pecuniary, but can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

         ii.       Misappropriation Theory

         Another basis for insider trading liability is the "misappropriation" theory, where liability is established when trading occurs on material nonpublic information that was stolen or misappropriated from any other person. In U.S. v. Carpenter, supra, the Court found, in 1987, a columnist defrauded The Wall Street Journal when he stole information from the Journal and used it for trading in the securities markets. It should be noted that the misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory. (Misappropriated - properly come into contact with insider information and then improperly use information)

5.       Penalties for Insider Trading

         Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such lawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

         o     civil injunctions

         o     treble damages

                                                                 Approved 2/5/04
                                                                      Rev 3/1/05
                                       17

         o     disgorgement of profits

         o     jail  sentences  of up to ten  years and  related  fines of up to
               $2,500,000

         o fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefitted,

         o civil fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided, and

         o     suspension or bar from the securities business.

         o     suspended or barred from working in securities industry.


         In addition, any violation of this policy statement can be expected to result in serious sanctions by Awad Asset Management, Inc., including dismissal of the persons involved.

                                    *   *   *

SECTION II.        PROCEDURES TO IMPLEMENT AWAD ASSET MANAGEMENT, INC.
                   INVESTMENT ADVISER'S POLICY


A.       Procedures  to  Implement  Awad  Asset  Management,   Inc.   Investment
Adviser's Policy Against Insider Trading

         The following procedures have been established to aid the employees of Awad Asset Management, Inc. in avoiding insider trading, and to aid Awad Asset Management, Inc. in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of Awad Asset Management, Inc. must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures you should consult the Compliance Administrator.

1.       Identifying Inside Information

         Before trading for yourself or others, including investment companies or private accounts managed by Awad Asset Management, Inc., in the securities of a company about which you may have potential inside information, ask yourself the following questions:

         i.       Is the  information  material?  Is  this  information  that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

                                                                 Approved 2/5/04
                                                                      Rev 3/1/05

         ii. Is the information nonpublic? How did you obtain it? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal or other publications of general circulation?

         If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.

         i.       Report the matter immediately to the Chief Compliance Officer.

         ii. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by Awad Asset Management, Inc..

         iii. Do not communicate the information inside or outside Awad Asset Management, Inc., other than to the Chief Compliance Officer.

         iv. After the Chief Compliance Officer, has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.


2.       Personal Securities Trading

         All employees of Awad Asset Management, Inc. shall be in compliance with the Awad Code of Ethics Transaction Guidelines and shall submit to the Compliance Administrator, a report of every securities transaction in which they, their families (including the spouse, minor children and adults living in the same household as the employee), and trusts of which they are trustees or in which they have a beneficial interest, have participated within one business day after the trade date of such transaction. This report shall include the name of the security, date of the transaction, quantity, price, and broker-dealer through which the transaction was effected. The requirement may be satisfied by sending duplicate confirmations of such trades to the Compliance Administrator. At the Compliance Administrator's discretion, he may request that the broker-dealer send the duplicate confirms.


3.       Restricting Access to Material Nonpublic Information

         Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within Awad Asset Management, Inc., except as provided in paragraph 1 above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.


                                                                 Approved 2/5/04
                                                                      Rev 3/1/05

4.       Resolving Issues Concerning Insider Trading

         If, after consideration of the items set forth in paragraph 1, doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Chief Compliance Officer before trading or communicating the information to anyone.


         NOTE: IF THE CHIEF COMPLIANCE OFFICER IS UNAVAILABLE,  QUESTIONS CAN BE
               DIRECTED TO AWAD'S CORPORATE COUNSEL.

                                                                 Approved 2/5/04
                                                                      Rev 3/1/05

(Supervisors Only)
                                    *   *   *


SECTION III.       SUPERVISORY PROCEDURES

A.       Supervisory Procedures

         The role of Chief Compliance Officer, is critical to the implementation and maintenance of Awad Asset Management's policy and procedures against insider trading. Supervisory Procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

1.       Prevention of Insider Trading

         To prevent insider trading, Chief Compliance Officer or his designee, should:

         i. provide, on a regular basis, communications to familiarize employees of Awad Asset Management's policy and procedures,

         ii. answer questions regarding Awad Asset Management's policy and procedures,

         iii. resolve issues of whether information received by an employee of Awad Asset Management, Inc. is material and nonpublic,

         iv. review on a regular basis and update as necessary Awad Asset Management's policy and procedures, [and]

         v. when it has been determined that an employee of Awad Asset Management, Inc. has material nonpublic information,


                        1. implement measures to prevent dissemination of such information, and

                        2.  if  necessary,   restrict  officers,  directors  and
                        employees from trading the securities, [and

         vi. promptly review, and either approve or disapprove, in writing, each request of an employee for clearance to trade in specified securities.]

2.       Detection of Insider Trading

         To detect insider trading, Chief Compliance Officer or his designee, should:

                                                                 Approved 2/5/04
                                                                      Rev 3/1/05

         i.       review the trading activity reports filed by each employee,

         ii. review the trading activity of mutual funds and private accounts managed by Awad Asset Management, Inc.,

         iii.     review  trading  activity  of  Awad  Asset   Management's  own
                  account, and

         iv. coordinate the review of such reports with other appropriate employees of Awad Asset Management, Inc.

3.       Special Reports to Management

         Promptly, upon learning of a potential violation of Awad Asset Management's Policy and Procedures to Detect and Prevent Insider Trading, the Chief Compliance Officer or his designee, should prepare a written report to management providing full details and recommendations for further action.

4.       Annual Reports to Management

         On an annual basis, the Chief Compliance Officer or his designee, should prepare a written report to the management of Awad Asset Management, Inc. setting forth the following:

         i. a summary of existing procedures to detect and prevent insider trading,

         ii. full details of any investigation, either internal or by a regulatory agency, of any suspected insider trading and the results of such investigation,

         iii.     an   evaluation   of   the   current    procedures   and   any
                  recommendations for improvement, and

         iv.      a   description   of   Awad   Asset   Management's    internal
                  communications regarding insider trading, including the dates of such communications since the last report to management.


                                                                 Approved 2/5/04
                                                                      Rev 3/1/05

AWAD
ASSET MANAGEMENT, INC.


                          INITIAL / ANNUAL CERTIFCATION


         I hereby acknowledge receipt of the Awad Code of Ethics and the Policy and Procedures On Insider Trading. I certify that I have thoroughly reviewed these instructions and understand the policies and regulations therein. I have been offered an opportunity to ask questions about any provisions which are unclear. To the best of my knowledge, I have complied with the provisions of these documents during the past year, or since the beginning of my employment if later, and I agree to continue to abide by the provisions of these documents.



-----------------------
Name:


-----------------------                            ----------------------
Sign                                                 Date



                                                                 Approved 2/5/04
                                                                      Rev 3/1/05

                                                                      Appendix A
                           AWAD ASSET MANAGEMENT, INC.
              STATEMENT OF GENERAL POLICY REGARDING IPO ALLOCATIONS
              -----------------------------------------------------

o Portfolio managers and traders should not take any improper action in order to obtain greater access to IPOs.

o Portfolio managers and traders should not engage in excessive trading or increase portfolio turnover in order to obtain larger IPO allocations by generating more commission business for brokers that provide access to IPOs.

o Portfolio managers and traders should not purchase or commit to purchase from certain brokers additional shares of an IPO in the immediate after-market trading in order to obtain larger IPO allocations, i.e., portfolio managers and traders should not explicitly or implicitly engage in a QUID PRO QUO between the initial IPO allocation and the subsequent after-market purchases by Awad. (However, absent such an explicit or implicit QUID PRO QUO, portfolio managers and traders properly can determine to fill an unfilled IPO order with purchases in the secondary market from the same broker from whom they acquired the IPO shares.)

o Portfolio managers and traders should not pay commissions to certain brokers in excess of customary and reasonable commissions in order to obtain larger IPO allocations. (However, subject to best execution standards and appropriate disclosures in Awad's Form ADV registration statement and any applicable mutual fund registration statements, portfolio managers and traders may consider access to IPOs as one factor, among others, in selecting broker-dealers with whom they trade.)

o Portfolio managers and traders should not make IPO allocation decisions regarding client accounts based upon subsequent market movements or based upon any factors or guidelines not articulated in Awad's compliance policies and applicable disclosures.

o Allocations should be fair and equitable to all clients to the extent practicable.

o Allocations should comply with information disclosed to clients in, as applicable, the advisory contracts, Awads' Form ADV registration statement, and any applicable mutual fund registration statement.

o Allocations should be pro rata to applicable groups of clients where feasible. If not pro rata, allocations should comply with applicable policies and procedures and should be consistent with information disclosed to clients.

o Allocations should not continually favor particular accounts unless such practice has been disclosed to clients.

o Hot IPOs generally should not be allocated to accounts where Awad, its principals or its affiliates maintain an ownership interest.

                                                                 Approved 2/5/04
                                                                      Rev 3/1/05
                                       24